Exhibit 99.1
FOR IMMEDIATE RELEASE
Group 1 Automotive Acquires RRR Automotive Group
•Expected Annual Revenues of $500 Million
•Increases 2024 Annual Dividend Rate by 4%
HOUSTON, TX, February 12, 2024 - Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), an international, Fortune 300 automotive retailer with 198 dealerships located in the U.S. and U.K., today announced the expansion of its U.S. portfolio in the greater Baltimore/Washington DC market, the sixth largest metropolitan area in the United States. The acquisition includes Toyota, Honda, Hyundai, and Kia new vehicle dealerships; one Toyota Certified pre-owned center; and three collision centers. The group includes the two highest volume Honda dealerships in the state of Maryland. The dealerships are expected to generate over $500 million in annual revenues.
Additionally, Group 1 announced that its board of directors has approved an increase in the 2024 annual dividend rate to $1.88 per share. This represents an increase of 4%, or $0.08, from the 2023 annual dividend rate of $1.80 per share. Consistent with this increase, a $0.47 dividend per share will be payable on March 15, 2024, to stockholders of record as of March 1, 2024.
Consistent with its strategy to focus on larger, higher performing dealerships, the Company also disposed of 10 franchises and a collision center in Beaumont, Texas during the first quarter of 2024.
Group 1’s President and CEO Daryl Kenningham stated, “We are thrilled to grow our business in the greater Washington, DC area, one of the largest automotive markets in the country. These dealerships are some of the best brands in our portfolio and we are very proud to grow our relationship with Toyota, Honda, Kia, and Hyundai. As reflected in our history of successful integration of acquisitions, we work toward integrating these businesses into our company as quickly as possible. We believe, given our proven operational and acquisition integration track record, that this acquisition presents an opportunity to further drive profitable growth for our stockholders.”
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 198 automotive dealerships, 262 franchises, and 43 collision centers in the United States and the United Kingdom that offer 35 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, www.facebook.com/group1auto, and www.twitter.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the annualized revenues of recently completed acquisitions or dispositions and other benefits of such currently anticipated or recently completed acquisitions or dispositions. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions, on a timely basis, if at all and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, (i) the armed conflicts in Ukraine and the Middle East, (j) the impacts of any potential global recession, (k) our ability to maintain sufficient liquidity to operate, and (l) our ability to successfully integrate recent and future acquisitions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Terry Bratton
Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223
cwoods@piercom.com
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